UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to sec. 240.14a-12
LIFE TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders, to be held on April 28, 2011, for Life Technologies Corporation

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/life. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our Annual Meeting of the Stockholders and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's Annual Meeting of the Stockholders, please make this request on or before April 18, 2011.

For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/life

Material may be requested by one of the following methods:

INTERNET	TELEPHONE	*E-MAIL
www.investorelections.com/life	(866) 648-8133	paper@investorelections.com

You must use the 12 digit control number located in the shaded gray box below.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

Would you like to make a comment about the company? Please go to www.proxydocs.com/life and follow the instructions to write to Life Technologies! You may also write a comment on the back of proxy card if you request a paper copy of the proxy materials.

ACCOUNT NO. SHARES

Life Technologies Corporation Notice of Annual Meeting of the Stockholders

Date: Thursday, April 28, 2011
Time: 8:00 A.M. (Pacific Time)
Place: 5781 Van Allen Way, Carlsbad, California 92008

The purpose of the Annual Meeting is to take action on the following proposals:

The Board of Directors recommends that you vote "FOR" the following.

1. Election of Director Nominees

Class III Directors: 01 Balakrishnan S. Iyer; 02 Gregory T. Lucier; 03 Ronald A. Matricaria; 04 David C. U'Prichard, Ph.D.

Class I Directors: 05 William H. Longfield; 06 Ora H. Pescovitz, M.D.

The Board of Directors recommends you vote FOR the following proposals 2 through 4 and FOR 2 years on proposal 5.

2. Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.
3. Adoption of Amendments to the Company's Certificate of Incorporation.
4. Approval of a non-binding advisory resolution regarding the compensation of the Company's named executive officers for the fiscal year ended December 31, 2010 (Named Executive Officers).
5. Approval of a non-binding advisory vote regarding the frequency of stockholder voting on the compensation of the Company's Named Executive Officers.

Vote In Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the annual meeting. Additionally, a share holder who has submitted a proxy before the meeting, may revoke that proxy in person at the annual meeting.